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                                                                    EXHIBIT 5.01

                      FORM OF OPINION OF LATHAM & WATKINS
                       [ LATHAM & WATKINS LETTERHEAD ]









Corporate Staffing Resources, Inc.
One Michiana Square
100 E. Wayne Street, Suite 100
South Bend, Indiana  46601

     Re:  Registration Statement No. 333-53745

Gentlemen:

     We have acted as your special counsel in connection with the registration under the Securities Act of 1933, as amended (the "Act") by Corporate Staffing Resources, Inc., a Delaware corporation (the "Company"), on Form S-1, filed with the Securities and Exchange Commission (the "Commission") on May 28, 1998 (File No. 333-53745) (the "Registration Statement") with respect to the offer and sale of shares of _____________ common stock of the Company, par value $.01 per share (the "Shares").

     In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction or such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to authentic original documents of all documents submitted to us as copies.


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LATHAM & WATKINS

Corporate Staffing Resources, Inc.
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     We are opining herein as to the effect on the subject transaction of the
General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                        Very truly yours,